EXHIBIT 5.1

OPINION OF ROBINS, KAPLAN, MILLER & CIRESI, L.L.P.

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, MN 55402-2015

June 6, 2002

Transport Corporation of America, Inc.
1715 Yankee Doodle Road
Eagan, Minnesota 55121

Re:	Registration Statement on Form S-8 Transportation Corporation of America, Inc. 1995 Stock Plan Registration of 325,000 additional shares of Common Stock

Ladies and Gentlemen:

           This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 325,000 additional shares of Common Stock, $.01 par value, of Transport Corporation of America, Inc. (the “Registrant”) offered to eligible employees pursuant to the Transport Corporation of America, Inc. 1995 Stock Plan (the “Plan”).

           We advise you that it is our opinion, based on our familiarity with the affairs of the Registrant and upon our examination of pertinent documents, that the 325,000 additional shares of Common Stock to be issued by the Registrant under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Registrant.

           The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Sincerely,

/s/ ROBINS, KAPLAN, MILLER & CIRESI L.L.P.